               Consent of Independent Accountants



We hereby consent to the incorporation by reference in this

Registration Statement on Form N-1A of our report dated December

8, 2000, relating to the financial statements and financial

highlights which appears in the October 31, 2000 Annual Report to

Shareholders of Alliance Growth and Income Fund, Inc., which are also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings

"Financial Highlights", "Shareholder Services - Statements and

Reports", "General Information - Independent Accountants" and

"Report of Independent Accountants and Financial Statements" in

such Registration Statement.





PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York 10036
October 25, 2001



















00250050.BB0